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                                    EXHIBIT 5





                                  July 15, 1997



FPA Medical Management, Inc.
3636 Nobel Drive, Suite 200
San Diego, California


         Re:  Registration Statement on Form S-8


Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by FPA Medical Management, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 407,256 shares of the Company's common stock, par value $0.002 per share ("Common Stock"), issuable pursuant to options originally granted by HealthCap, Inc., a Delaware corporation ("HealthCap"), and assumed by the Company in respect of the merger of HealthCap with and into FPA Acquisition Corp., a California corporation and a wholly owned subsidiary of the Company, it is my opinion that such shares of Common Stock, when issued and sold in accordance with the terms of the related options, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        /s/ James A. Lebovitz